Exhibit (l) under Form N-2

April 10, 2023

Federated Hermes Project and Trade Finance Tender Fund

4000 Ericsson Drive

Warrendale, Pennsylvania 15086-7561

Dear Sirs or Madams:

We have acted as counsel for Federated Hermes Project and Trade Finance Tender Fund, a Delaware statutory trust (the “Fund”), in connection with the proposed rescission offer by the Fund with respect to up to 44,549,689.460 previously-issued shares of beneficial interest of the Fund (“Shares”), the offer and sale of which has not previously been registered under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to the Fund’s registration statement on Form N-2, as amended (the “Registration Statement”), to be filed under the 1933 Act and the Investment Company Act of 1940, as amended (“1940 Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the 1933 Act and Item 25(2)(l) of Form N-2 under the 1933 Act and the 1940 Act.

For purposes of this opinion letter, we have examined originals or copies, certified (or otherwise identified to our satisfaction), of:

(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement;
(ii)	the Fund’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and
(iii)	the resolutions adopted by the trustees of the Fund relating to the Registration Statement and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Fund. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Fund are actually serving in such capacity, and that the representations of officers of the Fund are correct as to matters of fact. We have also assumed for purposes of this opinion that, upon the sale of Shares, the Fund received the authorized consideration therefor, which at least equaled the net asset value of the Shares. We have not independently verified any of these assumptions.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “Legal Opinion” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the 1940 Act that are applicable to equity securities issued by registered closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares issued and paid for by the purchasers were validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Fund solely by reason of their ownership of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ K&L Gates LLP